UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     May 22, 2012

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	THE SOUTHERN COMPANY (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2012, The Southern Company (“Southern Company”) announced that Anthony J. Topazi, Executive Vice President and Chief Operating Officer of Southern Company, will retire and that Mark A. Crosswhite, currently President, Chief Executive Officer and Director of Gulf Power Company, has been elected by the Southern Company Board of Directors as Executive Vice President and Chief Operating Officer of Southern Company, effective July 1, 2012.  Mr. Topazi will retire effective August 1, 2012.
On May 22, 2012, the Compensation and Management Succession Committee of the Southern Company Board of Directors (the “Compensation Committee”) approved an agreement with Mr. Topazi for consulting services following his retirement that expires on December 31, 2013.  The agreement provides for consulting services for a fixed retainer fee of $1,700,000.
Additionally, on May 22, 2012, the Compensation Committee awarded Charles D. McCrary, President, Chief Executive Officer and Director of Alabama Power Company (“Alabama Power”) and Executive Vice President of Southern Company, restricted stock units (“RSUs”) valued at $2,000,000 based on the closing price of the common stock of Southern Company on the New York Stock Exchange on May 22, 2012 under the terms of Southern Company’s 2011 Omnibus Incentive Compensation Plan, effective May 25, 2011.  The RSUs will be credited with deemed dividends and treated as if reinvested in additional RSUs until paid.  The RSUs shall vest and become payable in shares of Southern Company common stock on December 31, 2014 provided that Mr. McCrary remains employed by an affiliate of Southern Company through such date.  The RSUs shall vest and become payable prior to December 31, 2014 if Mr. McCrary dies, separates from service on account of disability, or is involuntarily terminated not for cause prior to December 31, 2014.

Mr. Crosswhite, 49, has served as President, Chief Executive Officer and Director of Gulf Power since January 2011.  Mr. Crosswhite previously served as Executive Vice President of External Affairs at Alabama Power from February 2008 through December 2010 and Senior Vice President and Counsel of Alabama Power from July 2006 through January 2008. He served as Vice President of Southern Company Services, Inc. from March 2004 through January 2008.  On May 22, 2012, the Compensation Committee approved changes in base salary and annual performance-based compensation target (“Target”) in connection with Mr. Crosswhite’s change in position.  Effective July 1, 2012, Mr. Crosswhite’s base salary will be $488,750 per year and his Target will be 70% of base salary.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Southern Company (the “Company”) held its Annual Meeting of Stockholders on May 23, 2012.  Stockholders voted as follows on the matters presented for a vote:

1.	The nominees for election to the Board of Directors were elected based on the following votes:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes

Juanita Powell Baranco	515,054,916	5,700,803	3,717,353	157,065,226
Jon A. Boscia	516,243,882	4,431,990	3,797,200	157,065,226
Henry A. Clark III	514,906,469	5,891,794	3,674,809	157,065,226
Thomas A. Fanning	504,854,172	15,820,925	3,797,975	157,065,226
H. William Habermeyer, Jr.	514,639,414	6,078,378	3,755,280	157,065,226
Veronica M. Hagen	516,037,726	4,685,298	3,750,048	157,065,226
Warren A. Hood, Jr.	516,321,602	4,396,977	3,754,493	157,065,226
Donald M. James	465,834,265	54,917,146	3,721,661	157,065,226
Dale E. Klein	516,035,339	4,685,345	3,752,388	157,065,226
William G. Smith, Jr.	516,225,387	4,483,328	3,764,357	157,065,226
Steven R. Specker	515,990,670	4,723,367	3,759,035	157,065,226
Larry D. Thompson	512,029,398	8,753,260	3,690,414	157,065,226
E. Jenner Wood III	514,502,535	6,232,794	3,737,743	157,065,226

2.	The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
669,950,988	7,244,752	4,342,558	0

3.	The proposal to approve, on an advisory basis, the Company’s named executive officers’ compensation was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
451,871,670	23,657,902	48,943,500	157,065,226

4.	The stockholder proposal to approve a coal combustion byproducts environmental report was not approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
120,574,479	343,006,063	60,892,530	157,065,226

5.	The stockholder proposal to approve a lobbying contributions and expenditures report was not approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,651,272	414,198,952	57,622,848	157,065,226

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2012	THE SOUTHERN COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary

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